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                            The Steak n Shake Company
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



         On March 30, 2001, The Steak n Shake Company issued the following press release:

         Indianapolis, Indiana, March 30, 2001 -- The Steak n Shake Company reported today that estimated Fiscal Second Quarter earnings should meet the consensus estimates for the quarter.

         Improving results in existing restaurants, new initiatives in consumer marketing activities and employee retention efforts have yielded same store sales increases in excess of 6% for the Second Quarter ending April 11, 2001.

         The Steak n Shake Company also announced today that its Board of Directors intends to call a special meeting of stockholders in May, 2001 for the purpose of considering and voting upon an amendment to the Company's Articles of Incorporation to authorize a new class of Preferred Stock. The terms of the new shares would be determined by the Company's Board of Directors at the time the shares are issued. Although the Company has no current plans to issue any of the new shares, some of the shares could be utilized in connection with the adoption by the Company of a Shareholder Rights Plan.

         Shareholders of the Company should read the proxy statement to be provided in connection with the special meeting when it is available as it will contain important information relating to the proposal to be voted on. Copies of the proxy statement will be available without charge on the website of the Securities and Exchange Commission. (www.sec.org).

         On March 29, 2001, there were 378 Steak n Shake restaurants, including 55 franchised, operating in seventeen states.

         To date, the Company has purchased 60% of the Common Stock authorized by its 2,000,000 share Stock Repurchase Program.

         Steak n Shake is a full service, casual dining restaurant serving a core menu of their famous Steakburgers, thin `n crispy French Fries and old fashioned hand-dipped Milk Shakes. Menu variety includes sandwiches, such as the Turkey Melt and the Grilled Chicken Breast, as well as Chili, home style soups, fresh salads, mouth-watering desserts and breakfast. All of the food is prepared to the customer's order and served by friendly, well-trained employees.

         Steak n Shake restaurants feature full-service dining areas, counter service and drive-thru windows. Restaurants are open 24 hours a day, seven days a week.

         Steak n Shake started in 1934 with its first restaurant in Normal, Illinois. The Steakburgers were made with 100 percent pure ground beef, including such steak cuts as T-bone, strip steak and sirloin, and were quick-seared to lock in the delicious taste. Thick hand-dipped Milk Shakes with real milk and ice cream were added to the menu and this combination was the foundation for the Company's name, Steak n Shake.

This press release contains various "forward looking statements" which represent the Company's expectations or beliefs concerning future events. Investors are cautioned that reliance on "forward looking statements" involves risks and uncertainties, and although the Company believes that the assumptions on which the "forward looking statements" contained herein are based, are reasonable, any of these assumptions could prove to be inaccurate and, as a result, the "forward looking statements" based upon those assumptions also could be incorrect. Investors are referred to the full discussion of risk and uncertainties associated with "forward looking statements" contained in the Company's filings with the Securities and Exchange Commission.

Contact:  Victor F. Yeandel
          Vice President, Marketing
          vic.yeandel@steaknshake.com
          www.steaknshake.com
          (317) 656-4514